                                                                       Exhibit 1


              CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND
                       LIMITATIONS OF PREFERRED STOCK OF

                           GOTHIC ENERGY NEWCO, INC.

(Pursuant to Section 1032G of the General Corporation Law of the State of Oklahoma)

     Michael Paulk and Linda Esley, being the President and Secretary, respectively, of Gothic Energy Newco, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Oklahoma (the "Corporation"), do hereby certify that:

     Pursuant to the authority conferred upon the Board of Directors by Article Fourth of the Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 1032G of the General Corporation Law of the State of Oklahoma, the Board of Directors adopted the following resolution at a meeting duly convened and held on August 13, 1996, providing for the designation of 5,540 shares of the Corporation's 7-1/2% Cumulative Convertible Preferred Stock, par value $.05 per share:

     RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by Article Fourth of the Corporation's Certificate of Incorporation, the Board of Directors hereby creates a series of 7-1/2% Cumulative Convertible Preferred Stock of the Corporation to consist initially of 5,540 shares, and hereby fixes the designation and amount thereof, the voting powers and preferences, the relative, participating, optional and other special rights, and the qualifications, limitation or restrictions thereof, of the shares of such series as set forth on Exhibit "A" attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the undersigned, being the above-named President and Secretary, under penalty of perjury, do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and, accordingly, have hereunto signed this Certificate of Designation this 14th day of October, 1996.

Attest:                                 GOTHIC ENERGY NEWCO, INC.

  /s/ Linda Esley                   By:   /s/  Michael Paulk
-----------------------------           ----------------------------------------
Linda Esley, Secretary                  Michael Paulk, President

                                  EXHIBIT "A"

                                PREFERRED STOCK

     Section 1.  Dividends.
                 ---------

          1A.  General Obligation.  When and as declared by the Corporation's
               ------------------
board of directors and to the extent permitted under the General Corporation Law of Oklahoma, the Corporation shall pay preferential dividends to the holders of the 7-1/2% Convertible Preferred Stock, par value $.05 per share (the "Convertible Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Convertible Preferred (a "Share") shall accrue on a daily basis at the rate of 7-1/2% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid or the date on which such Share is converted into shares of Conversion Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B.  Dividend Reference Dates.  To the extent not paid on each June 30
               ------------------------
and December 31 of each year during which any Share remains outstanding, beginning June 30, 1996 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid.

          1C.  Distribution of Partial Dividend Payments.  Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Convertible Preferred, such partial payment shall be distributed ratably among the holders thereof based upon the number of Shares held by each such holder.

     Section 2.  Liquidation. Upon any liquidation, dissolution or winding up of
                 -----------
the Corporation, each holder of Convertible Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares held by such holder, and the holders of Convertible Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Convertible Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Convertible

Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the board of directors, on behalf of the Corporation, shall declare for payment all accrued and unpaid dividends with respect to the Convertible Preferred. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Convertible Preferred. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.  Priority of Convertible Preferred on Dividends. So long as any
                 ----------------------------------------------
Convertible Preferred remains outstanding, neither the Corporation nor any Subsidiary shall pay or declare any dividend or make any distribution upon any Junior Securities.

     Section 4.  Redemptions.
                 -----------

            4A.  Optional Redemption.  Subject to the restrictions contained
                 -------------------
herein, commencing at any time after January 24, 1998 (two years after the effective date of the Public Offering), the Corporation may at any time redeem all or any portion of the Convertible Preferred then outstanding. On any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon. Shares of Convertible Preferred shall not be redeemed by the Corporation to the extent the funds of the Corporation legally available for redemption of Shares on any Redemption Date or any other redemption date specified in a notice of redemption are insufficient, under the General Corporation Law of the State of Oklahoma or otherwise, to redeem such Shares.

            4B.  Redemption Payment. For each Share which is to be redeemed, the
                 ------------------
Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). Prior to any redemption of Convertible Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed.

            4C.  Notice of Redemption. The Corporation shall mail written notice
                 --------------------
of each redemption of any Convertible Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within ten business days after surrender of the certificate representing the redeemed Shares.

          4D.  Determination of the Number of Each Holder's Shares to be
               ---------------------------------------------------------
Redeemed.  The number of Shares of Convertible Preferred to be redeemed from
--------
each holder thereof in redemptions by the Corporation under this Section 4 shall be the number of Shares determined by multiplying the total number of Shares of Convertible Preferred to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4E.  Dividends After Redemption Date.  No Share is entitled to any
               -------------------------------
dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

          4F.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
               -------------------------------------
redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

          4G.  Accrued Dividends Must be Paid Prior to Any Redemption.  The
               ------------------------------------------------------
Corporation may not redeem any Convertible Preferred, unless all dividends accrued on the outstanding Convertible Preferred through the immediately preceding Dividend Reference Date have been paid in full.

          4H.  Special Redemption.
               ------------------

             (i) If a "Fundamental Change" (as defined below) is to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the terms thereof to each holder of Convertible Preferred not more than 30 days nor less than 20 days prior to the consummation thereof. The holder or holders of the Convertible Preferred then outstanding may require the Corporation to redeem all or any portion of the Convertible Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election within ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Convertible Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Convertible Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means (a) a sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis in any transaction or series of transactions and (b) any merger, reorganization, restructuring or consolidation to which the Corporation is a party, except any such transaction between the Corporation and a wholly owned subsidiary.

     Section 5.  Voting Rights.  The holders of the Convertible Preferred
                 -------------
shall not have any voting rights except as required by the General Corporation Law of Oklahoma.

     Section 6.  Conversion.
                 ----------

            6A.  Conversion Procedure.
                 --------------------

             (i) At any time on and after December 31, 1996, and from time to time thereafter, any holder of Convertible Preferred may convert all or any portion of the Convertible Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect. In no event shall the converting holder be required to make any payment to the Company upon conversion.

             (ii) Each conversion of Convertible Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Convertible Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Convertible Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

             (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

             (iv) Notwithstanding any other provision hereof, if a conversion of Convertible Preferred is to be made in connection with a Public Offering, the conversion of any Shares of Convertible Preferred may, at the election of the holder of such Shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

             (v) As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

                        (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified and each such certificate shall bear a legend substantially similar to the legend set forth in paragraph 7B of the Purchase Agreement;

                        (b) payment in cash in an amount equal to all accrued dividends with respect to each Share converted, which have not been paid prior thereto, plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                        (c) a certificate representing any Shares of Convertible Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

             (vi) If for any reason the Corporation is unable to pay any portion of the accrued dividends on Convertible Preferred being converted, such portion of the unpaid dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect. If the converting holder elects not to choose such option, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

             (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Convertible Preferred shall be made without charge to the holder of such Convertible Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Convertible Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

             (viii) The Corporation shall not close its books against the transfer of Convertible Preferred or of Conversion Stock issued or issuable upon conversion of Convertible Preferred in any manner which interferes with the timely conversion of the Convertible Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

             (vix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Convertible Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

             (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Convertible Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

          6B.  Mandatory Conversion.  In the event that at any time after a date
               --------------------
two years after the effective date of the Public Offering, the Market Price, as defined in Section 10 and modified by Section 6H hereof, for the Corporation's Common Stock exceeds $4 per share, then the Corporation may, by giving written notice in accordance with Section 12 hereof to each holder of Convertible Preferred, given within 30 days of the date such Market Price, as defined in
Section 10 and modified by Section 6H hereof exceeds $4 per share, automatically convert the Convertible Preferred into shares of Common Stock, provided, however, the Corporation shall not have the right to give any such notice of automatic conversion unless at the time of giving such notice the Corporation has at its expense filed and caused to become effective a registration statement under the Securities Act of 1933, as amended, relating to the resale of the shares of Common Stock issuable upon the automatic conversion of the Convertible Preferred. The holders of the Convertible Preferred agree to cooperate with the Corporation and provide such information and documents as reasonably may be requested in assisting the Corporation in causing such registration statement to be filed and become effective. Such conversion shall be effective as such time as the notice thereof is deemed effective under Section 12. Such conversion shall be effected in accordance with Subsections 6A(v) through 6A(x) hereof.

          6C.  Conversion Price.  The "Conversion Price" shall be the lesser of
               ----------------
(i) $2.00 (the "Fixed Conversion Price") or (ii) a price equal to the Market Price of the Company's Common Stock, determined as of the last business day before the date on which the certificate representing the Convertible Preferred to be converted has been surrendered to the Company for conversion, less a discount of 12-1/2% (the "Fluctuating Conversion Price"). In order to prevent dilution of the conversion rights granted under this subdivision, the Fixed Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.

          6D.  Subdivision or Combination of Common Stock.  If the Corporation
               ------------------------------------------
at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6E.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that each of the holders of Convertible Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Convertible Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Convertible Preferred immediately prior to such Organic Change.
In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Convertible Preferred then outstanding) to insure that the provisions hereof shall thereafter be applicable to the Convertible Preferred. The Corporation shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Convertible Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6F.  Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Section 6 but not expressly provided for by such provisions, then the Corporation's board of directors shall make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the holders of Convertible Preferred; provided that no such adjustment shall increase the Fixed Conversion Price as otherwise determined pursuant to this
Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Convertible Preferred.

          6G.  Notices.
               -------

               (i) Immediately upon any adjustment of the Fixed Conversion Price, the Corporation shall give written notice thereof to all holders of Convertible Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Convertible Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock or (b) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the holders of Convertible Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6H.  Market Price for Purposes of Section 6B.  For purposes of Section
               ---------------------------------------
6B hereof, the term Market Price shall be the result of averaging the Market Price, as defined in Section 10, for the Corporation's shares of Common Stock in each such case averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive business days prior to such day.

   Section 7.  Liquidating Dividends. If the Corporation declares or pays a
               ---------------------
dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Convertible Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Convertible Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

   Section 8.  Registration of Transfer. The Corporation shall keep at its
               ------------------------
principal office a register for the registration of Convertible Preferred. Upon the surrender of any certificate representing Convertible Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such Convertible Preferred represented by the surrendered certificate.

   Section 9.  Replacement. Upon receipt of evidence reasonably satisfactory to
               -----------
the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Convertible Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor having assets of at least $10 million, its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Convertible Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

   Section 10. Definitions.
               -----------

          "Common Stock" means, collectively, the Corporation's Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fix sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Convertible Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Convertible Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Corporation" means Gothic Energy Newco, Inc. and its predecessors, successors and assigns.

          "Junior Securities" means any of the Corporation's equity securities other than the Convertible Preferred.

          "Liquidation Value" of any Share as of any particular date shall be equal to $1,000, provided, however, if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Convertible Preferred into a greater number of shares, the Liquidation Value in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) the Convertible Preferred into a smaller number of shares, the Liquidation Value in effective immediately prior to such combination shall be proportionately increased.

          "Market Price" of any security means the average of the closing prices as of any date of determination of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00PM, New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Convertible Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Convertible Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means an offering of securities pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, which are sold to an underwriter on a firm commitment basis for public distribution.

          "Purchase Agreement" means the Purchase Agreement, dated as of December 18, 1995, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means any date specified in any notice of redemption at the Corporation's option; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which the holder of such Share has received payment in full of such amount.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

   Section 11. Amendment and Waiver. No amendment, modification or waiver shall
               --------------------
be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of a majority of the Convertible Preferred outstanding at the time such action is taken; and provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Convertible Preferred then outstanding.

   Section 12. Notices. Except as otherwise expressly provided hereunder, all
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notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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